Exhibit 99.2
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

As previously disclosed, on December 19, 2024, Regis Corporation (“Regis” or the “Company”) transferred consideration to acquire 100 percent of the equity interests of Super C Group, LLC d/b/a Alline Salon Group (“Alline”), its largest franchisee, consisting of 314 salons. Alline owned and operated 314 stores under the Cost Cutters, Holiday Hair, and Supercuts brand names of the Company pursuant to franchise agreements by and between certain subsidiaries of the Company and Alline for each such store. Pursuant to the Purchase Agreement, the Company entered into a mutual termination agreement terminating all such franchise agreements. Under the terms of the agreement, Regis paid cash consideration of approximately $19.0 million, stock consideration valued at $3.0 million, and additional amounts for working capital adjustments and transaction-related fees. The acquisition was accounted for as a business combination with the purchase price allocated on a preliminary basis using information available as of December 31, 2024, presented as of September 30, 2024. Assets acquired and liabilities assumed were recorded at estimated fair values based on management’s estimates, available information, and supportable assumptions that management considered reasonable.

Also on December 19, 2024, and concurrent with the Alline acquisition, Regis amended the 2024 Credit Agreement (the “2024 Credit Agreement Amendment”) for an additional $15.0 million in long-term debt in the form of a term loan. The term loan was provided on the same terms as the original term loan, with respect to maturity and interest rate margins. The $15.0 million in proceeds were used as consideration for the Alline acquisition.

The following unaudited pro forma combined condensed financial information (“Pro Forma Information”) is based on:

1.the historical consolidated financial information of Regis, which is included in Regis’ Annual Report on Form 10-K for the fiscal year ended June 30, 2024, and Regis’ Quarterly Report on Form 10-Q for the three months ended September 30, 2024, and
2.the historical consolidated financial information of Alline, which is included in Exhibits 99.1 and 99.2 to Regis’ Current Report on Form 8-K/A with which this Pro Forma Information is being filed (the “Form 8-K/A”). Due to different reporting dates between Regis and Alline, the Unaudited Pro Forma Combined Condensed Balance Sheet information is as of September 30, 2024, the three month Unaudited Pro Forma Combined Condensed Statement of Operations includes the three months ended September 30, 2024, for both Regis and Alline, and the Unaudited Pro Forma Combined Condensed Statement of Operations for the twelve months ended June 30, 2024, for Regis, and September 30, 2024, for Alline.

The Pro Forma Information has been prepared to give effect to (a) the Alline acquisition, as described above; (b) certain reclassifications to conform the historical financial statement presentation of Alline to Regis; and (c) certain other material related transactions, including financing with proceeds used to facilitate the Alline acquisition.

The unaudited pro forma Combined Condensed Balance Sheet as of September 30, 2024, gives effect to the transaction as if it had occurred on such date. The unaudited pro forma combined condensed statements of operations for the fiscal year ended June 30, 2024, gives effect to the Alline acquisition as if it had occurred on July 1, 2023. The unaudited pro forma combined condensed statements of operations for the three months ended September 30, 2024, gives effect to the Alline acquisition as if it had occurred on July 1, 2023.

The unaudited pro forma combined financial information is presented for informational purposes only. The unaudited pro forma combined financial information is not necessarily indicative of what the combined companies’ financial position or results of operations actually would have been had the Alline acquisition been completed at the dates indicated. In addition, the unaudited pro forma combined information does not purport to project the future financial position or operating results of the combined company. The unaudited pro forma combined condensed financial statements do not account for synergies resulting from the Alline acquisition or other costs relating to the integration of the two companies.

Exhibit 99.2

Exhibit 99.2

REGIS CORPORATION
UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
As of September 30, 2024
(Dollars in thousands)

	Historical Regis	Historical Alline	Transaction Accounting Adjustments	Note 3	Pro Forma Combined

ASSETS
Current assets:
Cash and cash equivalents	$6,259	$7,746	$(20,000)	a	$2,628
			15,000	b
			(6,377)	c
Receivables, net	9,082	15	(367)	d	8,715
			(15)	e
Other current assets	20,085	3,310	1,111	f	24,506
Total current assets	35,426	11,071	(10,648)		35,849

Property and equipment, net	3,342	7,455	—		10,797
Goodwill	173,386	3,489	(3,489)	g	189,832
			16,446	h
Other intangibles, net	2,377	1,067	(1,067)	i	2,377
Right of use asset	273,970	27,699	(18,700)	j	282,969
Other assets	20,430	68	(994)	k	19,504
Total assets	$508,931	$50,849	$(18,452)		$541,328

Exhibit 99.2

REGIS CORPORATION
UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
As of September 30, 2024
(Dollars in thousands)

	Historical Regis	Historical Alline	Transaction Accounting Adjustments	Note 3	Pro Forma Combined

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$15,181	$1,222	$—		$16,403
Accrued expenses	18,615	2,333	(157)	l	21,791
			1,000	m
Short-term lease liability	67,161	7,275	(5,093)	j	69,343
Total current liabilities	100,957	10,830	(4,250)		107,537

Long-term debt, net	95,176	8,825	15,000	b	111,429
			(8,825)	n
			1,253	p
Long-term lease liability	218,105	21,628	(13,607)	j	226,126
Other non-current liabilities	38,295	—	(606)	l	39,689
			2,000	m
Total liabilities	452,533	41,283	(9,035)		484,781
Shareholders' equity:
Common stock	114		7	o	121
Additional paid-in capital	69,972		2,993	o	71,712
			(1,253)	p
Accumulated other comprehensive income	8,736		—		8,736
Accumulated deficit	(22,424)		(367)	d	(24,022)
			763	l
			(994)	k
			(1,000)	a
Alline’s shareholders’ equity		9,566	(19,000)	a	—
			(6,377)	c
			(15)	e
			1,111	f
			(3,489)	g
			16,446	h
			(3,000)	m
			(3,000)	o
			(1,067)	i
			8,825	n
Total shareholders' equity	56,398	9,566	(9,417)		56,547
Total liabilities and shareholders' equity	$508,931	$50,849	$(18,452)		$541,328
_______________________________________________________________________________
See accompanying Notes to unaudited Pro Forma Combined Condensed Financial Statements.

Exhibit 99.2

REGIS CORPORATION
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
For the three months ended September 30, 2024
(Dollars and shares in thousands, except per share amounts)

	Historical Regis	Historical Alline	Transaction Accounting Adjustments	Note 4	Pro Forma Combined

Revenues:
Royalties	$15,646	$—	$(1,141)	a	$14,505
Fees	2,352	—	(39)	b	2,313
Advertising fund contributions	5,641	—	(250)	c	5,391
Franchise rental income	21,636	—	(1,476)	d	20,160
Company-owned salon revenue	785	20,404	—		21,189
Total revenue	46,060	20,404	(2,906)		63,558
Operating expenses:
General and administrative	14,034	2,406	(29)	e	15,270
			(1,141)	f
Rent	1,064	2,721	—		3,785
Advertising fund expense	5,641	—	(250)	g	5,391
Franchise rent expense	21,636	—	(1,476)	h	20,160
Company-owned salon expense	753	13,710	—		14,463
Depreciation and amortization	446	808	(321)	i	933
Long-lived asset impairment	352	—	—		352
Total operating expenses	43,926	19,645	(3,217)		60,354

Operating income	2,134	759	311		3,204

Other (expense) income:
Interest expense	(4,846)	(193)	(550)	j	(5,396)
			193	k
Other, net	677	52	—		729

(Loss) Income from operations before income taxes	(2,035)	618	(46)		(1,463)

Income tax benefit (expense)	225	(59)	(25)	m	200
			59	m

(Loss) income from continuing operations	(1,810)	559	(12)		(1,263)

Income from discontinued operations	957	—	—		957

Net (loss) income	$(853)	$559	$(12)		$(306)

Exhibit 99.2

REGIS CORPORATION
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
For the three months ended September 30, 2024
(Dollars and shares in thousands, except per share amounts)

	Historical Regis	Historical Alline	Transaction Accounting Adjustments	Note 4	Pro Forma Combined

Net loss per share:
Basic:
Loss from continuing operations	$(0.77)				$(0.51)
Income from discontinued operations	0.41				0.39
Net loss per share	$(0.36)				$(0.12)
Diluted:
Loss from continuing operations	$(0.77)				$(0.51)
Income from discontinued operations	0.41				0.39
Net loss per share, diluted	$(0.36)				$(0.12)

Weighted average common and common equivalent shares outstanding:
Basic	2,343		141	l	2,484
Diluted	2,343		141		2,484
_______________________________________________________________________________
See accompanying Notes to unaudited Pro Forma Combined Condensed Financial Statements.

Exhibit 99.2

REGIS CORPORATION
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
(Dollars and shares in thousands, except per share amounts)

	Historical Regis for the year ended June 30, 2024	Historical Alline for the year ended September 30, 2024	Transaction Accounting Adjustments	Note 4	Pro Forma Combined

Revenues:
Royalties	$64,098	$—	$(4,681)	a	$59,417
Fees	10,189	—	(157)	b	10,032
Product sales to franchisees	451	—	—		451
Advertising fund contributions	25,663	—	(1,000)	c	24,663
Franchise rental income	95,258	—	(5,905)	d	89,353
Company-owned salon revenue	7,323	83,835	—		91,158
Total revenue	202,982	83,835	(11,743)		275,074
Operating expenses:
Cost of product sales to franchisees	436	—	—		436
General and administrative	45,387	10,410	(114)	e	51,002
			(4,681)	f
Rent	5,525	11,509	—		17,034
Advertising fund expense	25,663	—	(1,000)	g	24,663
Franchise rent expense	95,258	—	(5,905)	h	89,353
Company-owned salon expense	5,080	56,554	—		61,634
Depreciation and amortization	3,945	3,964	(1,284)	i	6,625
Long-lived asset impairment	798	—	—		798
Total operating expenses	182,092	82,437	(12,984)		251,545

Operating income	20,890	1,398	1,241		23,529

Other (expense) income:
Interest expense	(25,393)	(1,213)	(2,201)	j	(27,594)
			1,213	k
Gain on extinguishment of long-term debt	94,611	—	—		94,611
Other, net	(172)	177	—		5

Income from operations before income taxes	89,936	362	253		90,551

Income tax expense	(869)	(208)	(896)	m	(1,765)
			208	m

Income from continuing operations	89,067	154	(435)		88,786

Income from discontinued operations	1,993	—	—		1,993

Net income	$91,060	$154	$(435)		$90,779

Exhibit 99.2

REGIS CORPORATION
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
(Dollars and shares in thousands, except per share amounts)

	Historical Regis for the year ended June 30, 2024	Historical Alline for the year ended September 30, 2024	Transaction Accounting Adjustments	Note 4	Pro Forma Combined

Net income per share:
Basic:
Income from continuing operations	$38.08				$35.80
Income from discontinued operations	0.85				0.80
Net income per share	$38.93				$36.60
Diluted:
Income from continuing operations	$37.50				$35.29
Income from discontinued operations	0.84				0.79
Net income per share, diluted	$38.34				$36.08

Weighted average common and common equivalent shares outstanding:
Basic	2,339		141	l	2,480
Diluted	2,375		141		2,516
_______________________________________________________________________________
See accompanying Notes to unaudited Pro Forma Combined Condensed Financial Statements.

Exhibit 99.2
NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

1.    BASIS OF PRESENTATION

The unaudited pro forma financial statements should be read in conjunction with (1) our unaudited consolidated financial statements and accompanying notes included in our Quarterly Report on Form 10-Q for the three months ended September 30, 2024, filed with the SEC on November 6, 2024; and (2) our audited consolidated financial statements and accompanying notes in our Annual Report on Form 10-K as of and for the year ended June 30, 2024, as filed with the SEC on August 28, 2024. Due to different reporting dates between Regis and Alline, the combined condensed balance sheet information is as of September 30, 2024, the three month combined condensed statement of operations includes the three months ended September 30, 2024, for both Regis and Alline, and the combined condensed statement of operations for the twelve months ended June 30, 2024, for Regis, and September 30, 2024, for Alline.

The accompanying unaudited pro forma combined financial information presents the pro forma combined financial position and results of operations of the combined company based upon the historical financial statements of Regis and Alline, after giving effect to the Alline acquisition adjustments described in these notes, and is intended to reflect the impact of the Alline acquisition on Regis. Certain amounts in Alline’s historical financial statements have been reclassified to conform to Regis’ presentation:

As of September 30, 2024

(Dollars in thousands)	Historical Alline Before Reclassifications	Reclassifications	Notes	Historical Alline After Reclassifications
Accounts receivable, net of allowance	$15	$(15)	i.	$—
Receivables, net	—	15	i.	15
Inventory	2,059	(2,059)	ii.	—
Prepaid expenses and other current assets	1,251	(1,251)	ii.	—
Other current assets	—	3,310	ii.	3,310
Other assets - deposits	68	(68)	iii.	—
Other assets	—	68	iii.	68

Current portion of lease liabilities	7,275	(7,275)	iv.	—
Short-term lease liability	—	7,275	iv.	7,275
Accrued compensation	1,615	(1,615)	v.	—
Accrued interest	43	(43)	v.	—
Restructuring reserve	113	(113)	v.	—
Other accrued liabilities	562	(562)	v.	—
Accrued expenses	—	2,333	v.	2,333

Long-term debt - bank	8,825	(8,825)	vi.	—
Long-term debt, net	—	8,825	vi.	8,825
Long-term lease liabilities, net of current portion	21,628	(21,628)	vii.	—
Long-term lease liability	—	21,628	vii.	21,628
_______________________________________________________________________________
i.To reclassify accounts receivable.
ii.To reclassify inventory and prepaid expenses to other current assets.
iii.To reclassify deposits to other assets.

Exhibit 99.2
iv.To reclassify short-term lease liability.
v.To reclassify accrued expenses.
vi.To reclassify long-term debt.
vii.To reclassify long-term lease liability.

Three months ended September 30, 2024

(Dollars in thousands)	Historical Alline Before Reclassifications	Reclassifications	Notes	Historical Alline After Reclassifications
Net sales	$20,404	$(20,404)	i.	$—
Company-owned salon revenue		20,404	i.	20,404
Cost of sales	3,755	(3,755)	ii.	—
Payroll expenses	9,955	(9,955)	ii.	—
Company-owned salon expense		13,710	ii.	13,710
General and administrative expenses	2,406	(2,406)	iii.	—
General and administrative		2,406	iii.	2,406
Lease expenses	2,721	(2,721)	iv.	—
Rent		2,721	iv.	2,721
Amortization	732	(732)	v.	—
Impairment	76	(76)	v.	—
Depreciation and amortization		808	v.	808
Interest income	52	(52)	vi.	—
Other, net		52	vi.	52

Twelve months ended September 30, 2024

(Dollars in thousands)	Historical Alline Before Reclassifications	Reclassifications	Notes	Historical Alline After Reclassification
Net sales	$83,835	$(83,835)	i.	$—
Company-owned salon revenue		83,835	i.	83,835
Cost of sales	15,935	(15,935)	ii.	—
Payroll expenses	40,619	(40,619)	ii.	—
Company-owned salon expense		56,554	ii.	56,554
General and administrative expenses	10,410	(10,410)	iii.	—
General and administrative		10,410	iii.	10,410
Lease expenses	11,509	(11,509)	iv.	—
Rent		11,509	iv.	11,509
Amortization	3,207	(3,207)	v.	—
Impairment	757	(757)	v.	—
Depreciation and amortization		3,964	v.	3,964
Interest income	177	(177)	vi.	—
Other, net		177	vi.	177
_______________________________________________________________________________
i.To reclassify net sales to company-owned salon revenue.
ii.To reclassify payroll expenses and cost of sales to company-owned salon expense.
iii.To reclassify general and administrative expense.

Exhibit 99.2
iv.To reclassify lease expenses to rent expense.
v.To reclassify amortization and impairment expenses to depreciation and amortization expense.
vi.To reclassify interest income to other, net.

The unaudited pro forma combined financial information is presented for informational purposes only. The unaudited pro forma combined financial information is not necessarily indicative of what the combined companies’ financial position or results of operations actually would have been had the Alline acquisition been completed at the dates indicated. In addition, the unaudited pro forma combined information does not purport to project the future financial position or operating results of the combined company. The unaudited pro forma combined condensed financial statements do not account for synergies resulting from the Alline acquisition or other costs relating to the integration of the two companies.

The allocation of the purchase price to the assets acquired and liabilities assumed in the Pro Forma Information is based on management’s preliminary valuation estimates and are subject to revisions, which may be material.

2.    PURCHASE PRICE ALLOCATION

The fair value of total consideration transferred by the Company is $24.6 million, as detailed below.

Consideration	(Dollars in thousands)

Cash, net of cash acquired (1)	$18,631
Equity instruments (140,552 of Regis common shares) (2)	3,000
Contingent consideration arrangement (preliminary estimate) (3)	3,000
Fair value of total consideration	$24,631

Exhibit 99.2
_______________________________________________________________________________

(1)Includes cash transferred of $20.0 million, net of cash acquired of $1.4 million.

(2)The number of common shares (140,552) issued as part of the consideration paid for Alline was determined by dividing the $3.0 million by the 30-trading day volume weighted average price of the common stock as reported on the Nasdaq Global Market as of and including December 17, 2024.

(3)The contingent consideration arrangement requires Regis to pay the former owners of Alline additional cash consideration if certain 4-Wall EBITDA or Adjusted EBITDA thresholds are met for each of the three subsequent annual earnout periods as well as a cumulative 4-Wall EBITDA or Adjusted EBITDA threshold for the cumulative three subsequent annual earnout periods. The potential undiscounted amount of all future payments that Regis could be required to make under the contingent consideration arrangement is between $0 and $3.0 million. Regis recognized a provisional fair value of $3.0 million on the acquisition date and as of December 31, 2024, which is included in accrued expenses ($1.0 million) and other non-current liabilities ($2.0 million) in the unaudited Condensed Consolidated Balance Sheet as of December 31, 2024. The fair value of the contingent consideration arrangement is provisional while the Company completes its fair value assessment. The 4-Wall EBITDA is defined as EBITDA excluding general and administrative expenses.

The following table summarizes the estimated fair value of the assets acquired and liabilities assumed as of the acquisition date:

Consideration	(Dollars in thousands)

Current assets	$3,640
Property and equipment	7,414
Goodwill (1)	16,594
Right of use assets	7,292
Other assets	56
Assumed current liabilities	(2,352)
Assumed lease liabilities	(8,013)
Fair value of total consideration	$24,631
_______________________________________________________________________________

(1)Goodwill is calculated as the excess of the consideration transferred over the net assets recognized and represents the future economic benefits arising from other assets acquired that could not be individually identified and separately recognized. Specifically, the goodwill that will be recorded as part of the acquisition of Alline includes the following:

a.the expected synergies and other benefits that we believe will result from combining the operations of Alline with the operations of Regis;

b.any intangible assets that do not qualify for separate recognition.

Goodwill is not amortized and is deductible for tax purposes. All of the goodwill related to the acquisition of Alline is related to our company-owned operating segment. The Company has not yet obtained all the information required to finalize the valuations of the assets acquired and liabilities assumed, primarily because of the proximity of the acquisition date to the balance sheet date of December 31, 2024. As such, we expect that goodwill could change from the amount noted above.

3.    PRO FORMA COMBINED CONDENSED BALANCE SHEET ADJUSTMENTS

a.Adjustment for cash transferred for purchase price and fees paid to acquire Alline.

b.To record proceeds on long-term debt issued in connection with the Alline acquisition.

Exhibit 99.2

c.Adjustment for Alline cash not acquired.

d.To eliminate balances due from Alline.

e.To eliminate balances due from Regis.

f.To record service inventory existing as of September 30, 2024, to Alline balance sheet.

g.To eliminate Alline’s pre-acquisition goodwill.

h.To record goodwill resulting from the Alline acquisition.

i.To remove Alline’s intangible franchise rights.

j.To remove right-of-use asset balances for leases previously recorded on Regis’ books.

k.To remove capitalized broker fees related to Alline.

l.To eliminate short-term and long-term deferred revenue related to Alline franchise fees.

m.To record short-term and long-term contingent purchase price liability.

n.Adjustment for Alline debt not acquired.

o.To record issuance of Regis common stock in connection with the Alline acquisition.

p.To record stock warrants issued in connection with the additional $15.0 million long-term debt incurred as part of the Alline acquisition.

4.    PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS ADJUSTMENTS

a.To eliminate revenue related to royalties paid by Alline to Regis.

b.To eliminate fee revenue earned by Regis from Alline.

c.To eliminate advertising fund contributions received by Regis from Alline.

d.To eliminate Alline-related franchise rental income received by Regis.

e.To remove capitalized broker fee expenses related to Alline.

f.Adjustment to remove the Alline royalty expense.

g.To eliminate Alline-related advertising fund expenses paid by Regis on behalf of Alline.

h.To eliminate franchise rental expense paid by Regis for Alline.

i.To eliminate amortization of Alline’s intangible assets amortization.

j.To recognize interest expense related to additional debt of $15.0 million incurred by Regis.

k.To eliminate interest expense related to Alline’s long-term debt.

Exhibit 99.2

l.Represents common shares issued in conjunction with the acquisition.

m.To account for the impact of consolidating Alline into Regis’ tax structure. For the fiscal year ended June 30, 2024, to recognize state income tax expense due to loss carryforward limitations in states where Alline has a significant presence, in a period with significant income from the debt cancellation.